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Exhibit (a)(2)

Letter of Transmittal

to Tender Shares of Class A Common Stock of

The Fairchild Corporation

Pursuant to the Offer to Purchase Dated November 19, 2007

by

Phoenix FA Holdings, LLC

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK TIME, ON DECEMBER 18, 2007, UNLESS THE OFFER IS EXTENDED.

        For assistance in completing this form, or for additional copies, please contact the Information Agent, MacKenzie Partners, Inc., at (800) 322-2885 or (212) 929-5500 (call collect).

The Depositary for the Offer is:

If delivering by mail or by hand:	If delivering by Facsimile (Eligible Institutions Only):	If delivering by overnight courier:
P.O. Box 859208 Braintree MA 02185-9208 Attention: Corporate Actions; Fairchild	781-380-3388 Attention: Fairchild to confirm fax, call: 781-930-4900	161 Bay State Drive Braintree MA 02184 Attention: Corporate Actions; Fairchild

        Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below.

        Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase. Unless the context otherwise requires, all references to the "shares" shall refer to the Common Stock of Fairchild.

DESCRIPTION OF SHARES OF CLASS A COMMON STOCK TENDERED

Names(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Share Certificate(s) and Shares(s) Tendered (Please attach additional signed list, if necessary)

	Common Stock Share Certificate Number(s)(1)	Total Number of Shares of Common Stock Represented by Share Certificate(s)(1)	Number of Shares of Common Stock Tendered(2)

Total Shares Tendered:

	(1)	Need not be completed by stockholders who deliver shares by book-entry transfer.
	(2)	Unless otherwise indicated, all shares represented by share certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.
	☐	Check here if share certificates have been lost or mutilated.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

        All shares being tendered are to be forwarded herewith, or confirmation of the book-entry transfer of such shares to the account maintained by the Depositary with the book-entry transfer facility is to be delivered herewith. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

  Name of Tendering Institution:

  Account Number:

  Transaction Code Number:

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

  Name(s) of Registered Owners(s) :

  Date of Execution of Notice of Guaranteed Delivery:

  Name of Institution that Guaranteed Delivery:

  If delivered by book-entry transfer, check box: ☐

  Name of Tendering Institution:

  Account Number:

  Transaction Code Number:

SPECIAL PAYMENT INSTRUCTIONS
To be completed ONLY if checks(s) are to be issued in the name of someone other than the registered holder(s)
Name:

Address:

EMPLOYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if check(s) are to be mailed to someone other than the registered holder(s) or such registered holder(s) at an address other than shown on the front of this form.
Name:

Address:

Phone:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY,
SIGN AND COMPLETE THE W-9 FORM

Ladies and Gentlemen:

        The undersigned hereby tenders to Phoenix FA Holdings, LLC, a Delaware limited liability company (the "Purchaser"), the above-described shares of Class A Common Stock, par value $0.10 per share (the "Shares"), of The Fairchild Corporation ("Fairchild") on the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 19, 2007 (the "Offer to Purchase"), and this Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged. The undersigned understands that the Purchaser reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates the right to purchase all or any portion of Shares tendered pursuant to the Offer.

        Subject to and effective on acceptance for payment of, and payment for, the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser, all right, title and interest in and to all the Shares that are being tendered hereby (and any and all noncash dividends, distributions, rights or other securities issued or issuable in respect thereof on or after the Expiration Date of the Offer (collectively, "Distributions")) and irrevocably constitutes and appoints MacKenzie Partners, Inc. (the "Depositary"), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned's rights with respect to such Shares (and any and all Distributions), to (a) deliver certificates for such Shares (and any and all Distributions) or transfer ownership of such Shares (and any and all Distributions) on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Purchaser, (b) present such Shares (and any and all Distributions) for transfer on Fairchild's books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (including any and all Distributions), all in accordance with the terms of the Offer.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all Distributions and, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of all liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or the Purchaser, execute any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and any and all such other Shares or other securities or rights), all in accordance with the terms of the Offer.

        All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

        The undersigned hereby irrevocably appoints Philip S. Sassower and Andrea Goren and any other designees of the Purchaser, the attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote at any annual, special or adjourned meeting of Fairchild's stockholders or otherwise in such manner as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper, and to otherwise act as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper, with respect to the Shares tendered hereby that have been accepted for payment by the Purchaser prior to the time any such action is taken and with respect to which the undersigned is entitled to vote. This appointment is effective when, and only to the extent that, the Purchaser accepts for payment such Shares as provided in the Offer to Purchase. This power of attorney and proxy is irrevocable and is granted in consideration of the acceptance for payment of such Shares and is coupled with an interest in Shares tendered hereby in accordance with the terms of the Offer. Upon such acceptance for payment, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be effective) by the undersigned.

        The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the Instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer. The Purchaser's acceptance of such Shares for payment will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

        The undersigned understands that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Purchaser in its sole discretion subject to applicable law. This determination will be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders that it determines not to be in proper form or the acceptance for payment of which may be unlawful. The Purchaser also reserves the absolute right, in its sole discretion, to waive any defect or irregularity in any tender of Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders.

        Unless otherwise indicated herein under "Special Payment Instructions," please issue the check for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered." Please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the book-entry transfer facility designated above. The undersigned recognizes that the Purchaser has no obligation pursuant to the "Special Payment Instructions" to transfer any Shares from the name of the registered holder(s) thereof if the Purchaser does not accept for payment any of the Shares so tendered.

SIGN HERE
(See Instructions 1, 5, and 8)

SIGNATURE(S) OF STOCKHOLDER(S)

DATED:

        Must be signed by registered holder(s) exactly as name(s) appear on first page. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the following information:

NAME(S)

CAPACITY (full title)

ADDRESS

AREA CODE AND TELEPHONE NO.

GUARANTEE OF SIGNATURE(S) (SEE INSTRUCTIONS)
NAME OF FIRM

ADDRESS

AUTHORIZED SIGNATURE

NAME

AREA CODE AND TELEPHONE NO.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

        1.    Guarantee of Signatures.    If checks are to be issued in a name other than that shown at the top of this form or are to be sent to an address other than that shown at the top of this form, the signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office, branch or agency in the United States. This Letter of Transmittal is to be used only if you may effect the tender offer transaction yourself and do not intend to request your broker to effect the transaction for you.

        2.    Delivery of Letter of Transmittal.    A properly completed and duly executed Letter of Transmittal, should be mailed or delivered to the Depositary on or prior to the Expiration Date at the appropriate address as noted on the bottom on the last page herein and must be received by the Depositary prior to the Expiration Date. The method of delivery of all documents is at the election and risk of the tendering stockholder.

        3.    Inadequate Space.    If the space provided is inadequate, the number of Shares should be listed on a separate signed schedule attached hereto.

        4.    Partial Tenders.    If fewer than all of the Shares in your investment account or evidenced by any certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the column entitled "Number of Shares of Common Stock Tendered." If applicable, a new certificate for the remainder of the Shares evidenced by your old certificate(s) will be sent to you as soon as practicable after the Expiration Date of the Offer. All Shares represented by certificate(s) listed or in your investment account are deemed to have been tendered unless otherwise indicated.

        5.    Signatures on Letter of Transmittal, Authorization and Endorsements.

        (a)   If the Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signatures(s) must correspond with the name(s) in which the Shares are registered.

        (b)   If the Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

        (c)   If any tendered Shares are registered in different names it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

        (d)   When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and, if applicable, of the certificates transmitted hereby, no endorsements of certificates or separate authorizations are required.

        (e)   If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Purchaser of its authority so to act.

        6.    Transfer Taxes.    The Purchaser will pay all the taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        7.    Irregularities.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Purchaser in its sole discretion, whose determination shall be final and binding, subject to applicable law. The Purchaser reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Purchaser, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular stockholder, and the Purchaser's interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Purchaser shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. None of the Purchaser, the Depositary or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

        8.    Important Tax Information.    Under Federal income tax law, a stockholder whose tendered Shares are accepted for payment is required by law to provide the Depositary (as payer) with his correct taxpayer identification number, which is accomplished by completing and signing the Signature Form.

        9.    Withholding.    In order to avoid backup withholding of U.S. federal income tax with respect to payments of cash payable under the Offer, a stockholder surrendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder's correct taxpayer identification number ("TIN") on Substitute Form W-9 attached to this Letter of Transmittal and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to or is exempt from backup U.S. federal income tax withholding. If a stockholder does not provide such stockholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 28%.

        Backup withholding is not an additional income tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely furnished to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

        The box in Part 1 of the Substitute Form W-9 may be filled in as "applied for" if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If this is done, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Even if the box in Part 1 is completed with "applied for" and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such stockholder if a TIN is provided to the Depositary within 60 days.

        Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding if they can establish that they are exempt from backup withholding (such as by completing and signing the attached substitute Form W-9). Noncorporate foreign stockholders should complete and sign the main signature form and the appropriate Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. You should consult with your tax advisor regarding the foregoing.

        10.    Lost, Destroyed or Stolen Certificates.    If any certificate representing Shares has been lost, destroyed or stolen, the stockholder should promptly notify the Fairchild's transfer agent, BNY Mellon Shareowner Services, by calling them toll free at (800) 756-3353. The stockholder will then be instructed by the transfer agent as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

        IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE HEREOF), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

        The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each stockholder of Fairchild or such stockholder's bank, broker, dealer, trust company or other nominee to the Depositary at one of its addresses set forth on the first page of this Letter of Transmittal.

SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

PART 1—PLEASE ENTER YOUR TAXPAYER IDENTIFICATION NUMBER (SOCIAL SECURITY OR EMPLOYER IDENTIFICATION NUMBER) ("TIN")	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ OR Applied For TIN: ☐

PART 2—CERTIFICATION—Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),	PART 3—CERTIFICATION FOR FOREIGN RECORD HOLDERS

(2)  I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am not subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).	Under penalties of perjury, I certify that I am not a United States citizen or resident (or I am signing for a foreign corporation, partnership, estate or trust).
Signature

Date

Certification Instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).
SIGNATURE	DATE

  NOTE:
  FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX "APPLIED FOR TIN" IN PART 1 OF SUBSTITUTE FORM W-9:

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.
Signature:	Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

                 Guidelines for Determining the Proper Identification Number to Give the Payer.    Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of:	For this type of account:	Give the EMPLOYER IDENTIFICATION number of:

1. An individual's account	The individual	6. Sole proprietorship or single-owner LLC	The owner(3)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any of the first individuals on the account(1)	7. A valid trust, estate or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8. Corporate or LLC electing corporate status on Form 8832	The corporation

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	9. Religious, charitable, or educational organization account	The organization

b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)	10. Partnership or multi-member LLC	The partnership

5. Sole proprietorship or single-owner LLC	The owner(3)	11. Association, club or other tax-exempt organization	The organization

For this type of account:		Give the EMPLOYER IDENTIFICATION number of:

12. A broker or registered nominee		The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments		The public entity

1.
List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

2.
Circle the minor's name and furnish the minor's social security number.

3.
Show the name of the owner. You may also enter your business or "DBA" name. You may use either your Social Security number or your employer identification number (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

4.
List first and circle the name of the legal trust, estate or pension trust.

Note:
If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

        Obtaining a Number.    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

        Payees Exempt from Backup Withholding.    Payees that may be exempted from backup withholding on ALL payments include the following:

  •
  A corporation.

  •
  A financial institution.

  •
  An organization exempt from tax under section 501(a), or an individual retirement plan.

  •
  The United States or any agency or instrumentality thereof.

  •
  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  •
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  •
  An international organization or any agency, or instrumentality thereof.

  •
  A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under section 584(a).

  •
  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  •
  An entity registered at all times under the Investment Company Act of 1940.

  •
  A foreign central bank of issue.

        Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

        Privacy Act Notice.    Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 2002, payers must generally withhold on taxable interest, dividend, and certain other payments to a payer who does not furnish a taxpayer identification number to a payer at a maximum rate of 28%. Certain penalties may also apply.

  Penalties:

        (1)    Penalty for Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)    Civil Penalty for False Information With Respect to Withholding.    If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3)    Criminal Penalty for Falsifying Information.    Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

        Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals.

    Note:    You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt interest dividends under Section 852).

  •
  Payments described in section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free convenient bonds under section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Payments made to a nominee.

        Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THE FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

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  Exhibit (a)(2)
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9